Exhibit 99.2

CLST Holdings, Inc.	News Release

Contacts:	Robert A. Kaiser
President, Chief Executive Officer
(972) 267-0500

FOR IMMEDIATE RELEASE

CLST Holdings, Inc. Announces Court’s Issuance of Temporary Restraining Order in State Court Action

DALLAS, February 25, 2010 — CLST Holdings, Inc. (Pink Sheets: CLHI.PK) announced today that on February 24, 2010, in its state court action with Red Oak in the 134th District Court of Dallas County, Texas, the Court ordered, among other things, as follows: the Defendants (CLST Holdings, Inc., Robert Kaiser, Timothy Durham, and David Tornek) and their agents are restrained from filing the Certificate of Dissolution for Defendant CLST Holdings, Inc. on or before midnight on Wednesday, March 10, 2010, or until further order of the Court.

Due to the Court’s order, the Company will not be able to file a certificate dissolution with the Delaware Secretary of State on February 26, 2010.  Accordingly, the trading of the Company’s stock on the Pink Sheets will not cease on the close of business on February 26, 2010, as previously announced.

Under the Company’s plan of dissolution, the certificate dissolution must be filed on or before March 26, 2010.  If the Company does not file its certificate of dissolution on or before March 26, 2010, the Company believes it is likely that dissolution and winding up of the Company will require a stockholder’s meeting to authorize a new plan of dissolution.

Forward-Looking Statements

Certain information included herein may constitute “forward-looking” statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from future results, performance, litigation results or achievements expressed or implied by such forward-looking statements. When used in this report, the words “anticipates,” “estimates,” “believes,” “continues,” “expects,” “intends,” “may,” “might,” “could,” “should,” “likely,” “plan,” and similar expressions are intended to be among the statements that identify forward-looking statements. Statements of various factors that could cause the actual results, performance or achievements of the Company or future events relating to the Company to differ materially from the Company’s expectations (“Cautionary Statements”) are disclosed, including, without limitation, those discussed in the “Risk Factors” section in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2008, as amended and Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2009, as amended, those statements made in conjunction with the forward-looking statements and otherwise herein. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the Cautionary Statements. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.